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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
AFFILIATED MANAGERS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AFFILIATED MANAGERS GROUP, INC.

600 Hale Street
Prides Crossing, Massachusetts 01965

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2003

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Affiliated Managers Group, Inc. (the "Company") will be held on Tuesday, June 3, 2003, at 10:00 a.m. Boston time at the offices of Goodwin Procter LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 for the following purposes:

        1.  To elect seven directors of the Company to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

        2.  To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

        The Board of Directors has fixed the close of business on April 16, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on that date will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements thereof.

        You are requested to submit your proxy, which is being solicited by the Board of Directors of the Company, by phone, by Internet or by completing, signing, dating and returning it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously submitted a completed proxy by phone, Internet or mail.

                      By Order of the Board of Directors.

                      John Kingston, III
                       Secretary

Prides Crossing, Massachusetts
April 28, 2003

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT A PROXY BY PHONE, INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A COMPLETED PROXY BY PHONE, INTERNET OR MAIL.

AFFILIATED MANAGERS GROUP, INC.

600 Hale Street
Prides Crossing, Massachusetts 01965

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 3, 2003

April 28, 2003

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Affiliated Managers Group, Inc. ("AMG" or the "Company") for use at the 2003 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 3, 2003 at 10:00 a.m. Boston time at the offices of Goodwin Procter LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of seven directors of the Company and to act upon any other matters properly brought before them.

        This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 28, 2003. The Board of Directors has fixed the close of business on April 16, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting. Holders of Common Stock outstanding and entitled to vote as of the close of business on the Record Date will be entitled to one vote for each share held by them. As of the Record Date, there were 20,988,220 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

        The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

        Stockholders of the Company are requested to submit a proxy by phone or Internet, or by completing, signing, dating and returning the accompanying Proxy Card in the enclosed, postage-prepaid envelope. If you vote by telephone or the Internet, you should not return your proxy card. Instead, please follow the instructions on your proxy card. Shares represented by a properly completed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees for director of the Company named in this Proxy Statement. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders on such other matters.

        A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. A stockholder of record who voted by telephone or the Internet may also change his or her vote with a timely and valid later telephone or Internet vote, as the case may be. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

        The Company's 2002 Annual Report, including audited financial statements for the fiscal year ended December 31, 2002, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation materials.

PROPOSAL 1:    ELECTION OF DIRECTORS

Introduction

        The Board of Directors of the Company currently consists of seven members. At the Annual Meeting, seven directors will be elected to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Messrs. William J. Nutt, Sean M. Healey, Richard E. Floor, Stephen J. Lockwood, Harold J. Meyerman and William F. Weld, and Dr. Rita M. Rodriguez (the "Nominees") to serve as directors. Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will, if elected, serve as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Amended and Restated By-laws (the "By-laws"). See "Other Matters—Stockholder Proposals" for a summary of these requirements relating to the Company's 2004 Annual Meeting of Stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

Information Regarding the Directors/Nominees

        The name, age and a description of the business experience, principal occupation and past employment during at least the last five years of each of the Nominees are set forth below.

Name	Age
William J. Nutt	58
Sean M. Healey	41
Richard E. Floor (3)	62
Stephen J. Lockwood (1)(2)	55
Harold J. Meyerman (1)(2)(3)	64
Rita M. Rodriguez (1)	60
William F. Weld (2)(3)	57

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Governance Committee.

        William J. Nutt founded the Company in December 1993 and is the Company's Chairman and Chief Executive Officer. Prior to founding AMG, Mr. Nutt was President and Chief Operating Officer of The Boston Company and was responsible for its institutional money management, mutual fund administration and master trustee and custodian businesses. As Chairman and Chief Executive Officer of The Boston Company's principal subsidiary, Boston Safe Deposit and Trust Company, Mr. Nutt was responsible for its personal banking and trust business. He also serves as an Overseer of the New England Aquarium. Mr. Nutt received a J.D. from the University of Pennsylvania and a B.A. from Grove City College.

        Sean M. Healey joined the Company in 1995 as Executive Vice President and in 1999 became President and Chief Operating Officer. He has been a director of the Company since May 2001. Prior to joining AMG, Mr. Healey was a Vice President in the Mergers and Acquisitions Department at Goldman, Sachs & Co. focusing on financial institutions. In addition, he serves on the Board of Trustees of The Managers Funds and Managers AMG Funds, and as a Trustee of the Peabody Essex Museum and Shore Country Day School. Mr. Healey received a J.D. from Harvard Law School, an M.A. from University College, Dublin and an A.B. from Harvard College.

        Richard E. Floor has been a director of the Company since its formation. Mr. Floor has been a partner at the law firm of Goodwin Procter LLP since 1975. Mr. Floor is also a director of New America High Income Fund, a closed-end investment company.

        Stephen J. Lockwood has been a director of the Company since September 1999. Mr. Lockwood is Managing Director and Chairman of the Board of Stephen J. Lockwood & Company, LLC, and was formerly the Vice Chairman and a member of the Board of Directors of HCC Insurance Holdings, Inc. ("HCC"), a New York Stock Exchange listed insurance holding company. Mr. Lockwood was the co-founder and served through 1999 as the Chief Executive Officer of HCC's subsidiary, LDG Reinsurance Corporation, which HCC acquired in 1996. In addition, he is founder and Chairman of the Board of BDML Holdings Ltd., an insurance holding company located in Portsmouth, England. He is also a director of four mutual funds managed by The Dreyfus Corporation, and serves on the Board of the Inner City Scholarship Fund in Boston, Massachusetts.

        Harold J. Meyerman has been a director of the Company since July 1999. Mr. Meyerman retired as a Managing Director of the Global Financial Institutions and Trade Group of The Chase Manhattan Bank in December of 1998. His responsibilities at Chase included overseeing asset management companies. Before joining Chase, Mr. Meyerman was President and Chief Executive Officer of First Interstate Bank, Ltd., a unit of First Interstate Bancorp. Mr. Meyerman also serves on the Board of Directors of the Huntington Medical Research Institutes.

        Rita M. Rodriguez has been a director of the Company since January 2000. Dr. Rodriguez was formerly a full-time Director of the Export-Import Bank of the United States. She was nominated to the position by President Reagan and confirmed by the U.S. Senate in 1982, and continued to serve in this capacity by direction of President Bush and President Clinton until her resignation in March 1999. On the Export-Import Bank Board, she served as Chair of the Audit Committee and the Exposure Management Committee. Prior to joining the Export-Import Bank Board, Dr. Rodriguez was a professor of finance at the University of Illinois at Chicago and an associate professor of business administration at Harvard Business School. In addition, Dr. Rodriguez has authored numerous journal articles and books on the subject of international finance. Dr. Rodriguez also serves on the Board of Directors of the Academy for Educational Development and the Private Export Funding Corporation and is a Fellow at the Woodstock Theological Center of Georgetown University.

        William F. Weld has been a director of the Company since December 1997. Mr. Weld is a Principal in the New York investment firm of Leeds Weld & Company. From 1991 to 1997, Mr. Weld served as the Governor of Massachusetts. His prior experience includes two years as Assistant U.S. Attorney General, Criminal Division, and five years as the United States Attorney for Massachusetts. Mr. Weld has also previously been engaged in the private practice of law at McDermott, Will & Emery, Hill & Barlow and Hale and Dorr LLP. Mr. Weld is also a director of IDT Corporation, a provider of telecommunications services.

        During 2002, the Board of Directors met six times. During 2002, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the periods for which such director served on such committee or committees).

        The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Audit Committee assists the Board of Directors in the oversight of the Company's internal controls and financial statements and the audit process. The Audit Committee currently consists of Messrs. Lockwood and Meyerman and Dr. Rodriguez. The Audit Committee met five times during 2002. The Compensation Committee, which currently consists of Messrs. Lockwood, Meyerman and Weld, is responsible for overseeing the Company's general compensation policies and establishing and reviewing the compensation plans applicable to the Company's executive officers. The Compensation Committee met eight times during 2002. The Nominating and Governance Committee, which currently consists of Messrs. Floor, Meyerman and Weld, accepts proposals from stockholders of the Company for nominations for the Board of Directors (if submitted in compliance with the requirements of the By-laws), and develops and maintains a set of corporate governance principles applicable to the Company. The Nominating and Governance Committee met four times during 2002.

        The Board of Directors periodically reviews the Company's corporate governance to ensure that the Company has the best corporate governance practices. First and foremost, in its selection of directors and executive officers, the Board works to ensure that such persons have the highest personal and professional integrity, and have demonstrated exceptional ability and judgment. In addition, the Board of Directors and its committees receive and review materials prepared by the Company's management that relate to the Company's corporate governance, including its internal controls and procedures, to ensure that the Company's corporate governance and such internal controls and procedures are consistent with best corporate governance practices.

Compensation of Directors

        Directors of the Company who are also employees receive no additional compensation for their service as directors. Each of Messrs. Floor, Lockwood, Meyerman and Weld and Dr. Rodriguez receives an annual fee of $40,000 for his or her service as a director, as well as a quarterly meeting fee of $2,500 (for in-person attendance) and $1,250 (for telephonic attendance). In addition, directors receive an annual fee of $10,000 for their service as a member of each of the Audit Committee, Compensation Committee or Nominating and Governance Committee, with the chairperson of the Audit Committee receiving an additional annual fee of $15,000, and the chairperson of each of the Compensation Committee and Nominating and Governance Committee receiving an additional annual fee of $5,000.

        For their services as directors, non-employee directors are also eligible to receive options to purchase shares of Common Stock under the Company's 1997 Stock Option and Incentive Plan, as amended and restated (the "1997 Plan") and the Company's 2002 Stock Option and Incentive Plan. On February 4, 2002, Messrs. Floor, Lockwood, Meyerman and Weld and Dr. Rodriguez each were granted under the 1997 Plan an option to purchase up to 7,500 shares of Common Stock at an exercise price of $68.50 per share, which option vests in 16 equal quarterly installments, commencing on April 2, 2002. On December 10, 2002, Messrs. Floor, Lockwood, Meyerman and Weld and Dr. Rodriguez each were granted under the 1997 Plan an option to purchase up to 3,750 shares of Common Stock at an exercise price of $50.95 per share, which option vests in equal installments on December 31 of 2003, 2004, 2005 and 2006.

        All directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees.

Information Regarding Executive Officers of the Company

        The names, ages and positions of the executive officers of the Company, as well as a description of their business experience and past employment, are as set forth below:

Name	Age	Position
William J. Nutt	58	Chief Executive Officer and Chairman of the Board of Directors
Sean M. Healey	41	President and Chief Operating Officer
Seth W. Brennan	32	Executive Vice President
Darrell W. Crate	36	Executive Vice President, Chief Financial Officer and Treasurer
Nathaniel Dalton	36	Executive Vice President

        For the biographical information for Messrs. Nutt and Healey, see "—Information Regarding the Directors/Nominees" above.

        Seth W. Brennan joined the Company in 1995 and in 2001 became an Executive Vice President, with responsibility for coordinating the Company's new investment activities. Prior to joining AMG, Mr. Brennan was in the Global Insurance Investment Banking Group at Morgan Stanley & Co. Incorporated and in the Financial Institutions Group at Wasserstein, Perella & Co. Mr. Brennan received a B.A. from Hamilton College.

        Darrell W. Crate joined the Company in 1998 as Senior Vice President and Chief Financial Officer and in 2001 became Executive Vice President and Chief Financial Officer. He also serves as the Company's Treasurer. Prior to joining AMG, Mr. Crate was a Managing Director in the Financial Institutions Group of Chase Manhattan Corporation focusing exclusively on investment management firms. Mr. Crate received an M.B.A. from Columbia Business School and a B.A. from Bates College.

        Nathaniel Dalton joined the Company in 1996 as a Senior Vice President and General Counsel and in 2001 became Executive Vice President, with responsibility for AMG's Affiliate Development efforts. He also served as General Counsel and as the Company's Secretary until June 2002. Prior to joining AMG, Mr. Dalton was an attorney at Goodwin Procter LLP, focusing on mergers and acquisitions, including those in the asset management industry. Mr. Dalton received a J.D. from Boston University School of Law and a B.A. from the University of Pennsylvania.

Executive Compensation

        Summary Compensation Table.    The following table sets forth information concerning the compensation earned during the indicated periods by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during the fiscal year ended December 31, 2002 (collectively, the "Named Executive Officers").

		Annual Compensation		Long-Term Compensation Awards	All Other Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	Long-Term Deferred Compensation ($)	Other Compensation ($)
William J. Nutt Chairman and Chief Executive Officer	2002 2001 2000	625,000 625,000 600,000	2,200,000(1) 1,525,000(1) 1,875,000(4)	115,000 165,000 140,000	— — 2,005,435(5)	161,652(2) 159,602(3) 101,680(6)
Sean M. Healey President and Chief Operating Officer	2002 2001 2000	500,000 500,000 475,000	2,100,000(1) 1,300,000(1) 1,500,000(4)	105,000 145,000 120,000	— — 1,586,957(5)	110,334(2) 122,045(3) 86,509(6)
Seth W. Brennan Executive Vice President	2002 2001 2000	325,000 325,000 225,000	1,500,000(1) 800,000(1) 750,000(4)	95,000 125,000 100,000	— — 802,174(5)	81,673(2) 77,552(3) 79,506(6)
Darrell W. Crate Executive Vice President, Chief Financial Officer and Treasurer	2002 2001 2000	325,000 325,000 300,000	1,500,000(1) 800,000(1) 900,000(4)	95,000 125,000 100,000	— — 965,217(5)	88,405(2) 88,654(3) 77,299(6)
Nathaniel Dalton Executive Vice President	2002 2001 2000	325,000 325,000 300,000	1,500,000(1) 800,000(1) 900,000(4)	95,000 125,000 100,000	— — 965,217(5)	91,668(2) 91,516(3) 80,601(6)

(1)
Represents compensation by the Company under the Long Term Executive Incentive Plan approved by stockholders in May 2000 (the "Long Term Incentive Plan").

(2)
Includes (i) contributions by the Company under its 401(k) Profit Sharing Plan (the "401(k) Plan") in the amount of $20,000 each on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton; (ii) the dollar value of insurance premiums paid by the Company with respect to term life and long term disability insurance policies in the amount of $4,700 each on behalf of Messrs. Nutt, Healey, Crate and Dalton and $4,367 on behalf of Mr. Brennan; (iii) the dollar value of financial service benefits (and taxes thereon) paid by the Company in the amounts of $16,177, $16,252, $18,383, $16,185, and $19,077 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively; and (iv) profit distributions earned on Long-Term Deferred Compensation in the amounts of $120,775, $69,382, $38,923, $47,520 and $47,891 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively.

(3)
Includes (i) contributions by the Company under the 401(k) Plan in the amount of $17,000 each on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton; (ii) the dollar value of insurance premiums paid by the Company with respect to term life and long term disability insurance policies in the amount of $4,700 each on behalf of Messrs. Nutt, Healey, Crate and Dalton and $4,033 on behalf of Mr. Brennan; (iii) the dollar value of financial service benefits (and taxes thereon) paid by the Company in the amounts of $32,832, $25,335, $14,851, $15,164 and $18,026 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively; and (iv) profit distributions earned on Long-Term Deferred Compensation in the amounts of $105,070, $75,010, $41,668, $51,790 and $51,790 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively.

(4)
Includes (i) compensation by the Company under the Long Term Incentive Plan in the amounts of $1,494,000, $995,000, $330,000, $220,000 and $223,000 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively, and (ii) other compensation by the Company in the amounts of $381,000, $505,000, $420,000, $680,000 and $677,000 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively.

(5)
Represents contributions made by the Company under a non-qualified defined contribution plan (the "Defined Contribution Plan") established by the Company in 1999 to retain and to provide continuing incentives for its executive officers and officers. The contributions include (i) compensation by the Company under the Long Term Incentive Plan in the amounts of $666,000, $805,000, $750,000, $860,000 and $857,000 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively; (ii) other compensation by the Company in the amounts of $1,209,000, $695,000, $40,000 and $43,000 on behalf of Messrs. Nutt, Healey, Crate and Dalton, respectively; and (iii) forfeitures allocated under the Defined Contribution Plan in the amounts of $130,435, $86,957, $52,174, $65,217 and $65,217 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively. The Company's contribution to the Defined Contribution Plan was invested in equal portions in shares of the Company's Common Stock and in investment vehicles managed by the Company's investment management affiliates. The contributions were initially distributable to each participant in 25% installments on each of the first four anniversaries of the contribution. In August 2002, the vesting and distribution of the undistributed portions of the Defined Contribution Plan were accelerated and distributed to Messrs. Healey, Brennan, Crate and Dalton. In December 2002, the vesting and distribution of the installment payable under the Defined Contribution Plan to Mr. Nutt in 2003 were deferred until January 2004.

(6)
Includes (i) contributions by the Company under the 401(k) Plan in the amount of $25,500 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton; (ii) forfeitures allocated under the 401(k) Plan in the amount of $1,677 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton; (iii) the dollar value of insurance premiums paid by the Company with respect to term life and long term disability insurance policies in the amount of $4,700 each on behalf of Messrs. Nutt, Healey, Crate and Dalton and $4,033 on behalf of Mr. Brennan; (iv) the dollar value of financial service benefits (and taxes thereon) paid by the Company in the amounts of $14,544, $17,793, $26,193, $17,793 and $21,095 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively; and (v) profit distributions earned on Long Term Deferred Compensation in the amounts of $55,259, $36,839, $22,103, $27,629 and $27,629 on behalf of Messrs. Nutt, Healey, Brennan, Crate and Dalton, respectively.

        Option Grants.    The following table sets forth the option grants made during 2002 to the Named Executive Officers.

Option Grants in 2002

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Share)			Expiration Date
							5%($)		10%($)
William J. Nutt	57,500 57,500	5.94% 5.94%	$ $	40.51 50.95	(2) (3)	7/23/09 12/10/09	$ $	948,269 1,192,652	$ $	2,209,870 2,779,385
Sean M. Healey	52,500 52,500	5.42% 5.42%	$ $	40.51 50.95	(2) (3)	7/23/09 12/10/09	$ $	865,811 1,088,943	$ $	2,017,708 2,537,700
Seth W. Brennan	47,500 47,500	4.91% 4.91%	$ $	40.51 50.95	(2) (3)	7/23/09 12/10/09	$ $	783,353 985,234	$ $	1,825,545 2,296,014
Darrell W. Crate	47,500 47,500	4.91% 4.91%	$ $	40.51 50.95	(2) (3)	7/23/09 12/10/09	$ $	783,353 985,234	$ $	1,825,545 2,296,014
Nathaniel Dalton	47,500 47,500	4.91% 4.91%	$ $	40.51 50.95	(2) (3)	7/23/09 12/10/09	$ $	783,353 985,234	$ $	1,825,545 2,296,014

(1)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of stock appreciation set by the Securities and Exchange Commission (the "SEC") of 5% and 10% compounded annually from the date the respective options were granted. Actual gains, if any, are dependent on the performance of the Common Stock. There can be no assurance that the amounts reflected will be achieved.

(2)
These options become exercisable over four years, with 25% becoming exercisable on each of the four calendar year ends beginning in the year of the date of grant.

(3)
These options become exercisable over four years, with 25% becoming exercisable on each of the four calendar year ends beginning in the year following the date of grant.

        Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values.    The following table sets forth information concerning shares of Common Stock acquired on exercise of stock options during 2002, any value realized thereon, the number of unexercised options at the end of 2002 (exercisable and unexercisable) and the value of stock options held at the end of 2002 by the Named Executive Officers. The "Value Realized" column reflects the difference between the market price on the date of exercise and the market price on the date of grant (which establishes the exercise price for the option) for all options exercised, even though the executive officers may have actually received fewer shares as a result of the surrender of shares to pay the exercise price, or the withholding of shares to cover the tax liability associated with the option exercise. Accordingly, in such cases the "Value Realized" numbers do not necessarily reflect what the executive officers might have received should the executive officers have chosen to sell the shares acquired by the option exercise, since the market price of the shares so acquired may at any time be higher or lower than the price on the exercise date of the option.

2002 Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year-End ($) Exercisable/Unexercisable (1)
William J. Nutt	0	$0	531,694/288,750	$8,717,980/$1,238,569
Sean M. Healey	0	$0	447,944/255,000	$7,167,555/$1,083,544
Seth W. Brennan	0	$0	175,000/215,000	$1,221,094/$795,394
Darrell W. Crate	0	$0	248,750/221,250	$2,436,400/$928,519
Nathaniel Dalton	0	$0	248,875/221,250	$2,582,033/$928,519

(1)
Based on $50.30 per share, the closing price of the Common Stock on the New York Stock Exchange ("NYSE") on December 31, 2002.

Stock Performance Graph

        The following graph provides a comparison of cumulative total stockholder return for the period from January 1, 1998 through December 31, 2002, among the Company, the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and an asset management industry composite index constructed by the Company (the "Peer Group Index"). The Peer Group Index includes BlackRock, Inc., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., Gabelli Asset Management Inc., Nuveen Investments, Inc. (formerly known as The John Nuveen Company), Neuberger Berman Inc., Janus Capital Group Inc. (formerly known as Stilwell Financial Inc.), T. Rowe Price Group, Inc. and Waddell & Reed Financial, Inc. The Peer Group Index also includes W.P. Stewart & Co., Ltd. from the date of its initial public offering in December 2000. The stock performance graph assumes an investment of $100 in each of the Common Stock of the Company and the Indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG THE COMPANY, THE S&P 500 INDEX,
AND THE PEER GROUP INDEX

*
Based on $100 invested as of January 1, 1998 in each of the Common Stock of the Company and the Indices, including reinvestment of dividends.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Compensation Committee

        The Compensation Committee consists of Messrs. Lockwood, Meyerman and Weld, each an independent director of the Company, with Mr. Lockwood serving as the Chairman of the Committee. The Compensation Committee is responsible for overseeing the Company's general compensation policies and establishing and reviewing the compensation plans applicable to the Company's executive officers. In that capacity, the Compensation Committee also administers the Company's stock option and incentive plans, as well as the Long Term Incentive Plan initially approved by the stockholders of the Company at the 2000 Annual Meeting, and subsequently amended and approved by stockholders at the 2002 Annual Meeting.

Compensation Policies

        The Compensation Committee structures its policies and programs to further two basic philosophies: first, that executive compensation should be closely aligned with increases in stockholder value as measured by growth in Cash earnings per share (as discussed below); and second, that executive compensation should be designed to retain the services of key members of senior management of the Company. In keeping with these two philosophies, the Compensation Committee closely monitors the allocation of the Company's executives' compensation among its various components: base salary, bonus, stock and stock option grants, so as to maintain an appropriate balance between fixed and performance-based compensation. The Compensation Committee also sets the timing of payments within the bonus, stock and stock option categories so as to maintain an appropriate balance between current and deferred payments. Throughout these processes, the Compensation Committee is striving to create the optimum level of incentives to ensure that key executives remain with the Company and manage the Company's affairs with the goal of increasing value to stockholders.

Base Salary

        In determining base salary levels for the Company's executive officers, the Compensation Committee annually reviews the amounts of base compensation being paid to executive officers of other companies in the industry, including those comprising the Peer Group Index described above. The Compensation Committee intends that the base salary levels of the Company's executive officers be somewhat below the median level for executives in similar positions in comparable public companies in the industry. The Compensation Committee believes it is appropriate to target a base salary level that reflects the Compensation Committee's belief that total compensation should focus more on performance-based compensation. Based on the Compensation Committee's philosophy and the factors stated above, the Compensation Committee determined to approve 2003 base salaries as follows: Mr. Nutt, $650,000; Mr. Healey, $550,000; and each of Messrs. Brennan, Crate and Dalton, $400,000.

Performance-based Compensation

        In determining the performance-based compensation levels for the Company's executive officers, the Compensation Committee considers the Company's Cash Net Income (or "Cash earnings") (as discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002) per share to be the principal performance benchmark for the Company and therefore uses Cash earnings as a measure to align executive compensation with stockholder value. In 2000, the Company adopted the Long Term Incentive Plan, which was approved by stockholders in May 2000 and subsequently amended and approved by the stockholders of the Company at the 2002 Annual Meeting. Under the terms of the Long Term Incentive Plan, executives covered under the Plan are eligible to receive incentive compensation for any fiscal year in which the Company achieves certain Cash earnings per share targets established by the Compensation Committee within the first 90 days of the fiscal year. The Company's Cash earnings per share for 2002 exceeded the initial Cash earnings per share target established by the Compensation Committee for the year, resulting in the creation of the incentive pool pursuant to the pre-established formula under the Long Term Incentive Plan.

        In addition to Cash earnings per share, the Compensation Committee considers certain additional Company and individual performance factors to be important in determining the appropriate level of compensation for the Company's executive officers. Where appropriate, the Compensation Committee considers the performance of the Company's Common Stock, the performance of the Company (with respect to a number of financial measures) relative to other companies in its peer group and the performance of the Company relative to the financial markets generally, along with a broad assessment of qualitative management performance on both an individual and aggregate basis.

        The Compensation Committee's determinations of the performance-based compensation for each executive officer, and the form and timing of all payments, are described more fully in the Summary Compensation Table.

Stock Option Awards

        While recognizing that performance-based compensation provides rewards for positive short-term performance, the Compensation Committee believes that awards of stock options provide long-term incentive compensation to executive officers that is aligned directly with the achievement of enhanced shareholder value for stockholders through an appreciating stock price. Given the Compensation Committee's belief in the significance of stock option awards to align incentive compensation for executive officers and other employees of the Company, the Compensation Committee recommended to the Board of Directors that it adopt the 2002 Stock Option and Incentive Plan to provide additional stock option issuance capacity.

        The Compensation Committee intends to grant stock options semi-annually on the basis of the Company's performance and individual contributions to that performance. In making its grants, the Compensation Committee considers the potential stock option grants in relation to the compensation to be paid in any particular year. While the Compensation Committee follows no particular formula, it believes that in years in which compensation is relatively lower, grants to executive officers should be relatively higher, and that grants should be somewhat lower in years in which compensation is relatively higher. Consistent with this philosophy, the Compensation Committee determined that stock option grants to executive officers in 2002 should be lower than in 2001. Grants of stock options to executive officers, based on the Compensation Committee's review of the Company's performance and individual contributions to that performance for 2002, are described in the Option Grants in 2002 Table.

Compensation of the Chief Executive Officer

        In determining the annual and performance-based compensation levels for Mr. Nutt, the Company's Chairman and Chief Executive Officer, the Compensation Committee applies the same principles and methods applied to other executive officers. On that basis, and based upon its assessment of Mr. Nutt's contributions relative to other senior managers of the Company, the Compensation Committee determined Mr. Nutt's overall compensation to be appropriate.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit on the tax deduction for compensation in excess of $1 million paid to any "covered employees" of a publicly held corporation (generally the corporation's chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). At the 2000 Annual Meeting, the stockholders of the Company approved the Long Term Incentive Plan, which permits performance compensation paid thereunder to such covered employees to be deductible by the Company. An amendment to the Plan was approved by the stockholders of the Company at the 2002 Annual Meeting. In implementing its compensation policies, the Committee considered the effects of the adoption of the Long Term Incentive Plan and the opportunities it afforded to preserve the tax deductibility of compensation to executive officers. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted while simultaneously providing the Company's executive officers with appropriate rewards for their performance.

  STEPHEN J. LOCKWOOD
  HAROLD J. MEYERMAN
  WILLIAM F. WELD

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The Company's executive compensation is determined by the Compensation Committee of the Board of Directors, which currently consists of Messrs. Lockwood, Meyerman and Weld, each a non-employee director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2002, the Company retained Goodwin Procter LLP for certain legal services. Richard E. Floor, a director of the Company, is the sole shareholder of Richard E. Floor, P.C., which is a partner in Goodwin Procter LLP.

        In 2002, the Company terminated an employee loan program for participating executive officers and officers, and all loans under that program were repaid. At the time of their repayment, the principal amounts outstanding on loans to Messrs. Nutt, Healey, Brennan, Crate and Dalton were $900,000, $1,000,000, $315,000, $1,000,000 and $800,000, respectively. Each loan had a 30-year maturity and was secured by real property, with a rate of interest of the lesser of 6.25% or the Applicable Federal Rate.

AUDIT COMMITTEE REPORT

        The Audit Committee consists of Messrs. Lockwood and Meyerman and Dr. Rodriguez, each a non-employee director of the Company, with Dr. Rodriguez serving as the Chairman of the Committee. The Audit Committee's purpose is to assist the Board of Directors in oversight of the Company's internal controls and financial statements and the audit process. The Board of Directors has determined in its business judgment that all members of the Committee are "independent" as is required by the listing standards of the NYSE.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

        In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also considered whether the provision of information technology consulting services relating to financial information systems design and implementation (if any) and other non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

        Based on the reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee referred to below and in the Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers LLP is in fact "independent."

        The Committee operates pursuant to a Charter that was re-approved by the Board on April 12, 2002. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the NYSE is in the process of formulating new rules regarding the role and responsibilities of public company audit committees. The Audit Committee is monitoring this process and intends to amend its charter in conformity with the requirements of the new rules once they are finalized and effective.

  STEPHEN J. LOCKWOOD
  HAROLD J. MEYERMAN
  RITA M. RODRIGUEZ

PRICEWATERHOUSECOOPERS LLP FEES

Audit Fees

        The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") for the audit of AMG's financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $757,000. Together with the approximately $500,000 of fees for audit-related services described below under "All Other Fees," the aggregate fees for audit and audit-related services for the fiscal year ended December 31, 2002 were approximately $1,257,000.

Financial Information Systems Design And Implementation Fees

        PricewaterhouseCoopers rendered no professional services to AMG for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

        The aggregate fees for services rendered by PricewaterhouseCoopers to the Company for the fiscal year ended December 31, 2002, other than the services described above under "Audit Fees," were approximately $1.4 million. These fees included (i) approximately $500,000 for audit-related services, such as issuances of consents and comfort letters, review of SEC filings, research assistance on accounting-related issues, benefit plan audit and issuance of AIMR performance verification reports; and (ii) approximately $900,000 for income tax compliance and related tax services.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

        The following table sets forth as of March 3, 2003 (in the case of executive officers and directors) and December 31, 2002 (in the case of beneficial owners of more than 5% of the Common Stock), certain information regarding the beneficial ownership of Common Stock by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each executive officer of the Company, (iii) each director and nominee and (iv) all directors and executive officers as a group (10 persons). Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of Common Stock (2)
American Century Investment Management, Inc.	1,412,087	(3)	6.07%
William J. Nutt	808,002	(4)	3.75%
Sean M. Healey	463,838	(5)	2.16%
Seth W. Brennan	190,335	(6)	*
Darrell W. Crate	252,887	(7)	1.19%
Nathaniel Dalton	263,844	(8)	1.24%
Richard E. Floor	48,905	(9)	*
Stephen J. Lockwood	23,905	(10)	*
Harold J. Meyerman	17,655	(11)	*
Rita M. Rodriguez	18,280	(12)	*
William F. Weld	7,343	(13)	*
All directors and executive officers as a group (10 persons)	2,094,994	(14)	9.21%

*
Less than 1%

(1)
Unless otherwise indicated, the mailing address for each stockholder, officer and director is c/o AMG, 600 Hale Street, Prides Crossing, Massachusetts 01965.

(2)
In computing the number of shares of Common Stock beneficially owned by a person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of March 3, 2003 are deemed outstanding. For purposes of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, such shares of stock subject to options or warrants that are currently exercisable or that become exercisable within 60 days of March 3, 2003 are deemed to be outstanding for such person but are not deemed to be outstanding for purposes of computing the ownership percentage of any other person. As of March 3, 2003, a total of 23,266,744 shares of Common Stock were either outstanding or subject to options, warrants or other convertible securities that are exercisable or that will become exercisable within 60 days.

(3)
Information regarding American Century Investment Management, Inc. ("American Century") is based solely on a Schedule 13G/A filed by American Century with the SEC on February 10, 2003. The 1,412,087 shares reported by American Century include 1,365,233 shares of Common Stock beneficially owned by American Century Mutual Funds, Inc. ("American Century Mutual"). American Century, a registered investment adviser, manages, pursuant to management agreements, the investments of thirteen registered investment companies, including American Century Mutual. The address of American Century is 4500 Main Street, P.O. Box 418210, Kansas City, Missouri 64141-9210.

(4)
Includes (i) 531,694 shares of Common Stock subject to options exercisable within 60 days and (ii) 28,901 shares held in trust pursuant to the Defined Contribution Plan and subject to vesting and distributable in installments of 19,267 shares and 9,634 shares on January 1, 2004 and January 1, 2005, respectively. Excludes 288,750 shares subject to unvested options.

(5)
Includes 447,944 shares of Common Stock subject to options exercisable within 60 days. Excludes 255,000 shares subject to unvested options.

(6)
Includes 175,000 shares of Common Stock subject to options exercisable with 60 days. Excludes 215,000 shares subject to unvested options.

(7)
Includes 248,750 shares of Common Stock subject to options exercisable within 60 days. Excludes 221,250 shares subject to unvested options.

(8)
Includes 248,875 shares of Common Stock subject to options exercisable within 60 days. Excludes 221,250 shares subject to unvested options.

(9)
Includes 18,905 shares of Common Stock subject to options exercisable within 60 days. Excludes 14,845 shares subject to unvested options.

(10)
Includes 18,905 shares of Common Stock subject to options exercisable within 60 days. Excludes 14,845 shares subject to unvested options.

(11)
Includes 15,155 shares of Common Stock subject to options exercisable within 60 days. Excludes 13,595 shares subject to unvested options.

(12)
Represents 18,280 shares of Common Stock subject to options exercisable within 60 days. Excludes 15,470 shares subject to unvested options.

(13)
Represents 7,343 shares of Common Stock subject to options exercisable within 60 days. Excludes 13,595 shares subject to unvested options.

(14)
Includes (i) 1,730,851 shares of Common Stock subject to options exercisable within 60 days, and (ii) 28,901 shares held in trust pursuant to the Defined Contribution Plan and subject to vesting and distributable in installments of 19,267 shares and 9,634 shares on January 1, 2004 and January 1, 2005, respectively.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports provided to the Company and written representations from certain reporting persons, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been satisfied, other than the late reporting of the issuance of certain stock options to the Company's executive officers and directors on December 10, 2002.

Independent Public Accountants

        As discussed in the Audit Committee Report, the accounting firm of PricewaterhouseCoopers LLP served as the Company's independent public accountants during 2002 and is expected to continue to do so for fiscal year 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Expenses of Solicitation

        The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation of stockholders at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by mail, telephone, telegraph or other electronic means by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of Common Stock.

Stockholder Proposals

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before December 18, 2003 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

        Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2004 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no earlier than February 4, 2004, nor later than March 20, 2004, together with all supporting documentation required by the By-laws.

Other Matters

        The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2002 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2003, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO JOHN KINGSTON, III, SENIOR VICE PRESIDENT AND GENERAL COUNSEL, AFFILIATED MANAGERS GROUP, INC., 600 HALE STREET, PRIDES CROSSING, MASSACHUSETTS 01965.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY PHONE, BY INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD.

AFFILIATED MANAGERS GROUP, INC.

600 Hale Street, Prides Crossing, Massachusetts 01965

Proxy for Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints William J. Nutt, Sean M. Healey and Nathaniel Dalton, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Affiliated Managers Group, Inc. (the "Company"), to be held at the offices of Goodwin Procter LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Tuesday, June 3, 2003 at 10:00 a.m., Boston time, and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 2002 Annual Report to Stockholders.

CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

☒
Please mark your votes as indicated in this example

1.	Proposal to elect the following as directors of the Company, each for a one-year term to continue until the 2004 Annual Meeting of Stockholders and until the successor of each is duly elected and qualified.	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	2.	To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.
	Nominees: 01 William J. Nutt, 02 Sean M. Healey, 03 Richard E. Floor, 04 Stephen J. Lockwood, 05 Harold J. Meyerman, 06 William F. Weld and 07 Dr. Rita M. Rodriguez				This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, the undersigned's vote will be cast "FOR" each of the nominees for director of the Company named in the accompanying Proxy Statement. The undersigned's votes will be cast in accordance with the proxies' discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof.
	(INSTRUCTION: To withhold authority for any individual nominee, write the nominee's name on the space provided above)
Signature:	Date:
Signature:	Date:
For joint accounts, each owner should sign. Executors, administrators, trustees, corporate officers and others acting in a representative capacity should give full title or authority.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4:00 p.m. Eastern time the business day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxyvote.com/lasalle/amg		Telephone 1-866-207-3912		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box above, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box above, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
Option Grants in 2002
2002 Year-End Option Values
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG THE COMPANY, THE S&P 500 INDEX, AND THE PEER GROUP INDEX
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
PRICEWATERHOUSECOOPERS LLP FEES
OTHER MATTERS